Exhibit 11

                         Opinion and Consent of Counsel

                         Hartford Life Insurance Company
                              200 Hopmeadow Street
                               Simsbury, CT 06089

October 31, 2006

Board of Directors
Hartford HLS Series Fund II, Inc.
200 Hopmeadow Street

Simsbury, CT 06089

RE:      HARTFORD HLS SERIES FUND II, INC.
         HARTFORD CAPITAL OPPORTUNTIES HLS FUND
         FORM N-14 REGISTRATION STATEMENT
         FILE NO. 033-03920

Dear Members of the Board of Directors:

         I have examined the Articles of Incorporation of Hartford HLS Series Fund II, Inc. (hereafter referred to as "Company"), the By-Laws of the Company, documents evidencing various pertinent corporate proceedings, and such other things considered to be material to determine the legality of the issuance of shares of the Company's stock in connection with the acquisition by Hartford Blue Chip Stock HLS Fund, a series of the Company, of the assets of the Hartford Capital Opportunities HLS Fund, also a series of the Company, which will be registered on a Form N-14 Registration Statement ("Registration Statement") with the Securities and Exchange Commission.

         Based upon my examination, it is my opinion that the Company is a validly organized and existing corporation of the State of Maryland and it is legally authorized to issue its shares of common stock, at prices determined as described in the Company's currently effective Prospectus, when such shares are properly registered under all applicable federal and state securities laws.

         Based upon the foregoing, it is my opinion that the Company's shares being registered under the Securities Act of 1933 in the Registration Statement have been duly authorized and will be legally and validly issued and fully paid and non-assessable by the Company upon transfer of the assets of the Hartford Capital Opportunities HLS Fund pursuant to the terms of the Agreement and Plan of Reorganization, the form of which is included in the Registration Statement.

         I am an attorney licensed to practice only in Pennsylvania.


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         I hereby consent to the inclusion of this Opinion as an exhibit to the
Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Edward P. Macdonald
Edward P. Macdonald

Vice President, Secretary and Chief Legal Counsel